Exhibit 99.1

1 Mesencephalic Astrocyte - derived Neurotrophic Factor (MANF) A novel neurotrophic factor with potential for treatment of retinal disorders OTCQB : AMBS Targeting Ocular Disorders 2014 1

2 This presentation contains “forward - looking statements” within the meaning of the “safe - harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements, including changes from anticipated levels of sales, future international, national or regional economic and competitive conditions, changes in relationships with customers, access to capital, difficulties in developing and marketing new products and services, marketing existing products and services, customer acceptance of existing and new products and services and other factors. Accordingly, although the Company believes that the expectations reflected in such forward - looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. The Company has no obligation to update the forward - looking information contained in this presentation. Forward - Looking Statements

MANF: A Novel Growth Factor » MANF: Mesencephalic astrocyte - derived neurotrophic factor » Original discovery by Amarantus’ CSO » Prototype of emerging family of novel growth factors » Evolutionary highly conserved structure and function » Expressed in response to cellular stress » Cell protective and anti - apoptotic » Potential therapy for Retinitis Pigmentosa , Parkinson’s Disease, Diabetes and Myocardial Infarction 3 C N Figure from Hellman et al., 2011

From Astrocytes to DA Neurons to the Retina » Astrocytes were the initial source for MANF discovery » MANF supports survival of dopaminergic neurons » MANF expression in the retina peaks at P10 » MANF expression steadily decreases as the retina matures » Re - activation of developmental genes observed as a mechanism of tissue repair » Regenerative / protective potential of MANF in retinal disorders 4 Data generated by Prof. Rong Wen , PCT application WO 2012/170918 A2; University of Miami Figures from Bushong et al. 2003; Petrova et al., 2003

MANF Structure and Function is Evolutionally Highly Conserved » Sequence is highly conserved from human to fruit - fly to nematode » Human MANF can compensate the function of fruit - fly MANF » MANF acts through an evolutionally conserved pathway » High probability of translational success from animal models to humans 5 x MANF deletion is lethal in fruit - fly x Rescue by expression of fruit - fly or human MANF Figures adapted from Lindholm et al., 2007 and Palgi et al., 2009

MANF Prevents Stress - induced Apoptosis 6 MANF promoter contains ER stress response element MANF expression is induced by ER stressors ER stress ( Tunicamycin ) Primary neurons Apoptosis – TUNEL + MANF prevents ER stress - induced apoptosis Reduction of TUNEL + cells Figures from Tadimalla et al., 2009; Apostolou et al., 2008; Yu et al., 2010

MANF Potential Therapeutic Areas 7 MANF Ophthalmology Neurology Diabetes Cardiovascular Retinitis Pigmentosa Optic Nerve Ischemia (CRAO, CRVO) Glaucoma

Retinitis Pigmentosa » Genetic disease of the retina x 1:3500 subjects; Est. China 400k, US 100k, EU 100k, JP 50k x No treatment currently approved » Progressive vision loss x Rod photoreceptors followed by cone degeneration x Night vision loss followed by loss of peripheral vision x Progression to legal blindness in adulthood » Mutations in the rhodopsin gene x Single most common cause of retinitis pigmentosa x Mutated rhodopsins misfold and aggregate x Unfolded protein response, cellular stress and cell death 8 Figure from Palczewski et al., 2000

MANF Protects Photoreceptors in the RP Model S334ter Line 3

- Rhodopsin termination mutation at position 334
- Protein aggregation, unfolded protein response, apoptosis
- Primary rod photoreceptor degeneration
- Secondary cone degeneration
- Single MANF admin on Day 9 for rod protection
- Single MANF admin on Day 20 for cone protection

Rod photoreceptors Day 21


A
PBS
25um
B
MANF


Thickness of ONL (µm)
25
20
15
10
5
0
***
PBS
MANF

Cone photoreceptors Day 30


A
PBS
B
MANF


COS/0.1mm²
700
600
500
400
300
200
100
0
***
PBS
MANF

MANF protects rod photoreceptors
MANF protects cone photoreceptors

Data generated by Prof. Rong Wen, PCT application WO 2012/170918 A2; University of Miami

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MANF Protects the Retina in two Additional Models of RP

Crx^{tvrm65} RP model

- Photoreceptor-specific transcription factor (CRX: cone-rod homeobox)
- Controls expression of retinal genes (rhodopsin)
- Mutations associated with RP
- Crx^{tvrm65}: recessive mutation, homozygous animals
- Single admin of MANF at P14
- Reduced TUNEL^{+} cells
- Preserved ONL thickness

Rd1 RP model

- PDE6 is a protein complex composed of α, β and two γ subunits
- Hydrolyzes cGMP in response to light activation of G protein coupled receptors
- Pde6b^{Rd1}: Rd (Rodless retina mutation); Recessive mutation, homozygous animals
- Single admin of MANF at P7
- Reduced TUNEL^{+} cells
- Preserved ONL thickness

MANF protects photoreceptors against apoptosis
MANF preserves photoreceptors in the outer nuclear layer of the retina

Studies performed by Drs. Joana Neves, Henri Jasper and Deepak Lamba; The Buck Institute for Aging

Functional Protective Effect of MANF in an Optic Nerve Ischemia Model – CRAO/CRVO/Glaucoma » Retinal ischemia is a cause of visual impairment and blindness » Occlusion / reperfusion model x Central retinal artery occlusion (CRAO) x Central retinal vein occlusion (CRVO, orphan) x Glaucoma » Single intravitreal MANF administration immediately after occlusion / reperfusion » ERG, b - wave amplitude on Day 7 11 First observation of a functional benefit with MANF Dose - effect relationship mirrors effects in Parkinson’s disease model Most effective dose has a safety margin compared to the ocular tolerance study dose MANF effect similar to Alphagan despite completely different MOA Treatment groups ( mean “ SEM )

MANF Protects Retinal Cells from Injury 12 Photoreceptors S334ter, crx , rd1 Retinitis Pigmentosa Mueller Glia ERG data CRAO, CRVO, glaucoma Retinal Ganglion Cells Nerve crush model Glaucoma MANF exhibits broad protective activity in retinal injury models

MANF Safety Data

- Single MANF admin by intravitreal injection to pigmented rabbits
- Dose level scaled from highest rat ONI dose to rabbit vitreous volume
- Adequate number of animals for pilot ocular tolerance study
- 15-day follow-up
  - ✓ Split lamp examination (McDonald-Shadduck's scale)
  - ✓ General clinical examination; Animal weights
  - ✓ Histopathology at Day 15
- No treatment- or administration-related effects on body weight, clinical observations or ophthalmic examinations
- No pathological findings related to treatment in any of the eyes observed during histopathology evaluation.

A single intravitreal administration of MANF (300 µg) in pigmented rabbits was macroscopically and microscopically very well tolerated

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MANF Summary » Protein drug with breakthrough biology » Conserved structure and biology » Counteracts cellular stress » Prevents retinal degeneration in models of retinitis pigmentosa » Provides functional benefit in optic nerve ischemia model » Safe and well tolerated in pilot ocular tolerance study » Poised to initiate manufacturing and to move into IND enabling 14